Approved on May 20, 2004

Exhibit 10(b)

2004 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

I. INTRODUCTION

1.1 Purposes. The purposes of the 2004 Non-Employee Director Equity Compensation Plan (the “Plan”) of CDW Corporation, an Illinois corporation (the “Company”), are (i) to align the interests of the Company’s shareholders and directors who are not officers or employees of the Company (“Non-Employee Directors”) by increasing the proprietary interest of Non-Employee Directors in the Company’s growth and success and (ii) to advance the interests of the Company by attracting, motivating and retaining highly qualified Non-Employee Directors.

1.2 Administration. This Plan shall be administered by a committee (the “Committee”) designated by the Board of Directors of the Company (the “Board”) consisting of two or more members of the Board. Each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof and establish rules and regulations it deems necessary or desirable for its administration. All such interpretations, rules and regulations shall be final, binding and conclusive. Each award shall be evidenced by a written agreement (an “Agreement”) between the Company and the Non-Employee Director setting forth the terms and conditions of such award. The Committee may, in its sole discretion and for any reason at any time, take action such that any or all outstanding options shall become exercisable in part or in full and all or a portion of the restriction period applicable to any restricted stock award shall lapse. Notwithstanding anything in this Plan to the contrary and subject to Section 3.7, without the approval of shareholders, the Committee will not reprice a previously granted option.

     No member of the Board or Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Articles of Incorporation and/or By-Laws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.

     A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.3 Shares Available. Subject to adjustment as provided in Section 3.7, 400,000 shares of the common stock, par value $0.01 per share, of the Company (“Common Stock”), shall be available for grants of options and restricted stock awards under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options or restricted stock awards. To the extent that shares of Common Stock subject to an outstanding option or restricted stock award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option or restricted stock award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an option or to satisfy all or a portion of the tax withholding obligations relating to an option or restricted stock award, then such shares of Common Stock shall again be available under this Plan. Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

1.4 Relationship to CDW 2000 Incentive Stock Option Plan. If this Plan becomes effective, on the date of the 2004 annual meeting of shareholders Non-Employee Directors shall receive awards pursuant to the terms of this Plan only, and no further awards, on the date of the 2004 annual meeting of shareholders or otherwise, shall be made to Non-Employee Directors under the CDW 2000 Incentive Stock Option Plan.

II. PROVISIONS RELATING TO EQUITY GRANTS FOR NON-EMPLOYEE DIRECTORS

2.1 Eligibility. Each Non-Employee Director shall be granted stock options to purchase shares of Common Stock in accordance with this Article II. All stock options granted under this Article II are not intended to constitute incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, Non-Employee Directors shall be granted restricted stock awards in accordance with this Article II.

2.2 Automatic Grants of Stock Options. Each Non-Employee Director shall be granted stock options as follows:

     (a) Time of Grants; Number of Shares. On the date of the 2004 Annual Meeting of Shareholders of the Company and, thereafter, on the date of each Annual Meeting of Shareholders of the Company, each person who is a Non-Employee Director immediately after such annual meeting of shareholders shall be granted an option to purchase shares of Common Stock, which option shall have a value on the date of grant equal to $150,000, determined in accordance with the Black-Scholes valuation model. In addition, each Non-Employee Director who is first elected or first begins to serve on a date other than the date of an Annual Meeting of Shareholders shall on the date he or she becomes a director be granted an option to purchase shares of Common Stock, which option shall have a value on the date of grant equal to $150,000 multiplied by a fraction (i) the numerator of which is the number of days between (A) the date on which such director is first elected or begins to serve and (B) the date that is one year after the date of the previous year’s Annual Meeting of Shareholders and (ii) the denominator of which is 365.

     Such options shall be granted at a purchase price per share equal to 100% of the Fair Market Value of the Common Stock on the date of grant of such option. The “Fair Market

Value” of a share of Common Stock on a given date is the closing transaction price of a share of Common Stock as reported on the Nasdaq Stock Market on that date, or if there are no reported transactions on such date, on the next preceding date for which a transaction was reported; provided, however, that Fair Market Value may be determined by the Committee by whatever means it, in the good faith exercise of its discretion, shall deem appropriate.

     (b) Option Period and Exercisability. Except as otherwise provided herein, each option granted under this Section 2.2 shall become exercisable (i) on and after the first anniversary of its date of grant with respect to one-fifth of the number of shares of Common Stock subject to such option on its date of grant and (ii) on and after each subsequent anniversary of its date of grant, through and including the fifth anniversary of its date of grant, with respect to an additional one-fifth of the number of shares of Common Stock subject to such option on its date of grant. Each option granted under this Section 2.2 shall expire 10 years after its date of grant. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock.

     (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) to the extent permitted by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (D) to the extent expressly authorized by the Committee, through a cashless exercise arrangement with the Company or (E) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company’s satisfaction).

     (d) Termination of Directorship.

     (i) Disability. If the holder of an option granted under this Section 2.2 ceases to be a director of the Company by reason of Disability, each such option held by such holder shall be fully exercisable and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (A) the date which is three years after the effective date of such holder’s ceasing to be a director and (B) the expiration date of the term of such option. For purposes of this Plan, “Disability” shall mean the inability of an optionee substantially to perform such optionee’s duties and responsibilities for a continuous period of at least six months.

     (ii) Retirement. If the holder of an option granted under this Section 2.2 ceases to be a director of the Company by reason of retirement after a minimum of 10 years of continuous service as a director of the Company or by reason of retirement following the director having reached the Company’s mandatory retirement age for a director, if any (each, a “Retirement as a Director”), each such option held by such holder (A) shall, to the extent not exercisable as of the effective date of the optionee’s Retirement as a Director, become exercisable in accordance with the vesting provisions set forth in the Agreement relating to such option and (B) upon becoming exercisable may be exercised by such optionee (or such optionee’s legal representative or similar person) until and including the earlier to occur of (x) the date which is five years after the effective date of such holder’s Retirement as a Director and (y) the expiration date of the term of such option.

     (iii) Death. If the holder of an option granted under this Section 2.2 ceases to be a director of the Company by reason of death, each such option held by such holder shall be fully exercisable on the date of such holder’s death and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (A) the date which is three years after the date of death and (B) the expiration date of the term of such option.

     (iv) Other Termination. If the holder of an option granted under this Section 2.2 ceases to be a director of the Company for any reason other than Disability, Retirement as a Director, death or for Cause, each such option held by such holder shall be exercisable only to the extent such option is exercisable on the effective date of such holder’s ceasing to be a director and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (A) the date which is three years after the effective date of such holder’s ceasing to be a director and (B) the expiration date of the term of such option. For purposes of this Plan, “Cause” shall mean a termination that arises out of or results from (1) the commission of a criminal act, fraud, gross negligence or willful misconduct against, or in derogation of, the interests of the Company; (2) divulging confidential information regarding the Company; (3) interference with the relationship between the Company and any major supplier or customer or (4) as determined pursuant to Section 2.2(e).

     (v) Death Following Termination of Directorship. If the holder of an option granted under this Section 2.2 dies during the period set forth in Section 2.2(d)(i), Section 2.2(d)(ii) or Section 2.2(d)(iv), each such option held by such holder shall be exercisable only to the extent that such option is exercisable on the date of the holder’s death and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (A) the date which is the later of (x) the date which is one year after the date of death and (y) the date which is three years after the effective date of such holder’s ceasing to be a director, in the case of death during the period set forth in Section 2.2(d)(i) or 2.2(d)(iv) or the date which is five years after the effective date of such holder’s ceasing to be a director in the case of death during the period set forth in Section 2.2(d)(ii), and (B) the expiration date of the term of such option.

     (vi) For Cause. Notwithstanding anything to the contrary in this Plan or in any Agreement relating to an option, if the holder of an option granted under this Section 2.2 ceases to be a director of the Company for Cause, each option held by such holder shall terminate automatically on the effective date of such holder’s ceasing to be a director of the Company.

     (e) Certain Defined Terms. If a Non-Employee Director ceases to be a director of the Company because the Non-Employee Director is no longer in compliance with the conflict of interest policies of the Company, the Committee may determine whether the termination of the directorship shall be deemed to be a termination for Cause or a Retirement as a Director. If the Committee determines that such conflict of interest has arisen due to actions of the director, the Committee may determine that such termination of directorship was for Cause. If the Committee determines that such conflict has arisen due to actions of the Company, the Committee may, without regard to the requirements of Section 2.2(d)(ii), determine that such termination of directorship constitutes Retirement as a Director.

2.3 Automatic Grants of Restricted Stock. Each Non-Employee Director shall be granted a restricted stock award as follows:

     (a) Time of Grants; Number of Shares. Each person who is first elected or first begins to serve as a Non-Employee Director, other than by reason of termination of employment, on or after the annual meeting of shareholders of the Company to be held in 2004 shall automatically be granted, on the date of such person’s initial election or commencement of service as a Non-Employee Director, a restricted stock award in the amount of 1,000 shares of Common Stock.

     (b) Vesting. Shares awarded pursuant to a restricted stock award shall be subject to a restriction period commencing on the date of grant of such award and terminating on the fifth anniversary of the date of grant of such award (the “Restriction Period”), shall vest if the holder of such award remains continuously in the service of the Company as a Non-Employee Director during the Restriction Period and shall be forfeited if the holder of such award does not remain continuously in the service of the Company as a Non-Employee Director during the Restriction Period.

     Notwithstanding the foregoing paragraph, if the service to the Company as a Non-Employee Director terminates by reason of Disability, Retirement as a Director or death, the Restriction Period shall terminate as of the effective date of such holder’s termination of service.

     (c) Share Certificates. During the Restriction Period, a certificate or certificates representing a restricted stock award may be registered in the holder’s name or a nominee name at the discretion of the Company and may bear a legend, in addition to any legend which may be required pursuant to Section 3.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the restricted stock award. As determined by the Committee, all certificates registered in the holder’s name shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the restricted stock award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period, subject to the Company’s right to require payment of any taxes in accordance with Section 3.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

     (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a restricted stock award, and subject to the terms and conditions of a restricted stock award, the holder of such award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

     III. GENERAL

3.1 Effective Date and Term of Plan. This Plan, as approved by the Board of Directors on April 7, 2004, shall be submitted to the shareholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 2004 annual meeting of shareholders, shall become effective as of the date of approval by the shareholders. This Plan shall terminate ten years after the effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

3.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation (including the rules of the Nasdaq Stock Market). No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

3.3 Agreement. No award shall be valid until an Agreement is executed by the Company and the recipient and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

3.4 Non-Transferability. Unless otherwise specified in the Agreement relating to an award, no award hereunder shall be transferable other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, each option may be exercised during the optionee’s lifetime only by the optionee or the optionee’s legal representative or similar person. Except as permitted by the second preceding sentence, no award hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award hereunder, such award and all rights thereunder shall immediately become null and void.

3.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the holder of an award of any Federal,

state, local or other taxes which may be required to be withheld or paid in connection with an award hereunder.

3.6 Restrictions on Shares. Each award hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise of such award or the delivery of shares thereunder, such award shall not be exercised and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

3.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number (including on its date of grant for purposes of determining exercisability pursuant to Section 2.2(b)) and class of securities subject to each outstanding option or restricted stock award, the purchase price per security, and the number and class of securities subject to each option or restricted stock award to be granted to Non-Employee Directors pursuant to Article II shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an option under this Plan, the Company shall pay the optionee, in connection with the first exercise of the option in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (x) the Fair Market Value on the exercise date over (y) the exercise price of the option.

3.8 Change in Control.

     (a) (1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section 3.8(b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, (i) all outstanding options shall immediately become exercisable in full and (ii) the Restriction Period applicable to any restricted stock award shall lapse, and there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding option or restricted stock award, the number and class of shares into which each outstanding share of Common Stock shall be converted or for which it shall be exchanged pursuant to such Change in Control. In the event of any such substitution, the purchase price per share of each option shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made without an increase in the aggregate purchase price or base price.

     (2) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section 3.8(b)(1) or (2) below, or in the event of a Change in Control pursuant to Section 3.8(b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to (i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of (A) the greater of (1) the highest per share price offered to shareholders of the Company in any transaction whereby the Change in Control takes place or (2) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control over (B) the purchase price per share of Common Stock subject to the option, and (ii) in the case of a restricted stock award, the number of shares of Common Stock then subject to such restricted stock award, multiplied by the greater of (A) the highest per share price offered to shareholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

     (b) “Change in Control” shall mean

     (1) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act , of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of both (x) 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) and (y) combined voting power of the Outstanding Company Voting Securities equal to or in excess of the combined voting power of the Outstanding Company Voting Securities held by the Krasny Family (as hereinafter defined); excluding, however, the following: (A) any acquisition directly from the Company or any member of the Krasny Family (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company or from any member of the Krasny Family), (B) any acquisition by the Company, any member of the Krasny Family or any group that includes a member of the Krasny Family, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Section 3.8(b) shall be satisfied, provided that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or any member of the Krasny Family) shall, by reason of an acquisition of Outstanding Company Voting Securities by the Company, become the beneficial owner of both (x) 25% or more of the Outstanding Company Voting Securities and (y) combined voting power of the Outstanding Company Voting Securities equal to or in excess of the combined voting power of the Outstanding Company Voting Securities held by the Krasny Family, and such Person shall, after such acquisition of Outstanding Company Voting Securities by the Company, become the beneficial owner of any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

     (2) individuals who, as of the date of approval of this Plan by the shareholders of the Company, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date of approval of this Plan by the shareholders of the Company whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a person or group for the purpose of opposing a solicitation by any other person or group with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed a member of the Incumbent Board;

     (3) consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 50% of the combined voting power of the then outstanding securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Voting Securities) beneficially owns, directly or indirectly, both (x) 25% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (y) combined voting power of the then outstanding securities of such corporation equal to or in excess of the combined voting power of the then outstanding securities of such corporation held by the Krasny Family and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

     (4) consummation of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or other disposition, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding Company Voting Securities) beneficially owns, directly or indirectly, both (x) 25% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (y) combined voting power of the then outstanding securities thereof equal to or in excess of the combined voting power of the then outstanding securities thereof held by the Krasny Family and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

     (c) “Krasny Family” shall mean Michael P. Krasny, Janet Krasny, any descendant of Michael P. Krasny or Janet Krasny or the spouse of any such descendant (collectively, the “Krasny Family Group”), any trust, partnership or other entity for the benefit of any member of the Krasny Family Group, the estate of any member of the Krasny Family Group or any charitable organization established by any member of the Krasny Family Group.

3.9 Rights as Shareholder. No person shall have any rights as a shareholder of the Company with respect to any shares of Common Stock which are subject to an award hereunder until such person becomes a shareholder of record with respect to such shares of Common Stock.

3.10 Designation of Beneficiary. If permitted by the Company, a holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death. To the extent an outstanding option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option.

     Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

     If an optionee fails to designate a beneficiary, or if all designated beneficiaries of an optionee predecease the optionee, then each outstanding option hereunder held by such optionee, to the extent exercisable, may be exercised by such optionee’s executor, administrator, legal representative or similar person.

3.11 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.

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